    As filed with the Securities and Exchange Commission on August 16, 1996
                                             Registration No. 333-______________
================================================================================

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                7TH LEVEL, INC.
            (Exact name of registrant as specified in its charter)

       DELAWARE                                            75-2480669
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)


                     1110 EAST COLLINS BOULEVARD, SUITE 122
                            RICHARDSON, TEXAS 75081
                 (Address, including ZIP code, of registrant's
                          principal executive offices)


        7TH LEVEL, INC. AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)


                               GEORGE D. GRAYSON
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                7TH LEVEL, INC.
                     1110 EAST COLLINS BOULEVARD, SUITE 122
                            RICHARDSON, TEXAS 75081
                    (Name and address of agent for service)


                                  214-498-8100
         (Telephone number, including area code, of agent for service)


                                   Copies to:
                                DEREK R. MCCLAIN
                                JAMES A. KRAUSE
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS  75201


                        CALCULATION OF REGISTRATION FEE

                                         Proposed           Proposed
Title of                                  maximum           maximum
securities            Amount to be    offering price       aggregate          Amount of
to be registered       registered      per share (1)   offering price (1)  registration fee
===========================================================================================
Common Stock        1,200,000 Shares     $7 7/58          $9,150,000          $3,155.18
- -------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), using the average of the high and low prices on August 14, 1996, as reported on the Nasdaq National Market.
================================================================================

     The contents of the registration statement on Form S-8, File No. 33-85848, of 7th Level, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission on November 1, 1994, are hereby incorporated by reference.

ITEM 8.   EXHIBITS

     5    Opinion of Vinson & Elkins L.L.P.

     10.1 7th Level, Inc. Amended and Restated Incentive Stock Option Plan.

     23.1 Consent of KPMG Peat Marwick LLP

     23.2 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on August 15, 1996.

                                    7TH LEVEL, INC.



                                    By:        /s/ George D. Grayson
                                       ----------------------------------------
                                                  George D. Grayson
                                             Chief Executive Officer and
                                                Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ George D. Grayson              Chief Executive Officer       August 15, 1996
- ---------------------------------   and Chairman of the Board
    GEORGE D. GRAYSON               (Principal xecutive Officer)


/s/ Robert Alan Ezrin              President and Director        August 15, 1996
- ---------------------------------
    ROBERT ALAN EZRIN

/s/ W. Scott Page                  Executive Vice President of   August 15, 1996
- ---------------------------------   Production and Director
    W. SCOTT PAGE

/s/ David R. Henkel                Chief Operating Officer       August 15, 1996
- ---------------------------------   and Director
    DAVID R. HENKEL

/s/ David W. Craig                 Chief Financial Officer       August 15, 1996
- ---------------------------------   (Principal Financial
    DAVID W. CRAIG                  Officer and Principal
                                    Accounting Officer)

/s/ Merv Adelson                   Director                      August 15, 1996
- ---------------------------------
    MERV ADELSON

/s/ Steven Fink                    Director                      August 15, 1996
- ---------------------------------
    STEVEN FINK

/s/ Lewis C. Solmon                Director                      August 5, 1996
- ---------------------------------
LEWIS C. SOLMON

                                 EXHIBIT INDEX

                                                                                  SEQUENTIALLY
   EXHIBIT                                                                          NUMBERED
     NO.                            DESCRIPTION OF EXHIBITS                           PAGE
   -------                          -----------------------                       ------------
   5  --       Opinion of Vinson & Elkins L.L.P.

   10.1  --    7th Level, Inc. Amended and Restated Incentive Stock Option Plan.

   23.1  --    Consent of KPMG Peat Marwick LLP

   23.2  --    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5)
